Exhibit 99.1

Terra Nitrogen Company, L.P. A CF Industries Company	FOR MORE INFORMATION, CONTACT: Terry Huch Senior Director, Investor Relations & Corporate Communications 847/405-2515 thuch@cfindustries.com

Terra Nitrogen Company, L.P. Reports Third Quarter Results and Announces Cash Distribution

DEERFIELD, IL (Nov. 4, 2010)—Terra Nitrogen Company, L.P. (TNCLP) (NYSE: TNH) reported net earnings of $35.2 million on revenues of $136.0 million for the third quarter ended September 30, 2010.  This compares to net earnings of $17.3 million on revenues of $101.5 million for the 2009 third quarter.  Net income allocable to Common Units was $25.9 million ($1.40 per Common Unit) and $11.9 million ($0.64 per Common Unit) for the 2010 and 2009 third quarters, respectively.

Results for the third quarter of 2010 included an unrealized mark-to-market loss on natural gas derivatives of $7.2 million.  Prior to the second quarter of 2010, results were not subject to mark-to-market adjustments because TNCLP employed hedge accounting.  The company discontinued hedge accounting in the second quarter of 2010, but had no related adjustments in that period.

For the first nine months of 2010, TNCLP reported net earnings of $135.8 million on revenues of $421.7 million.  This compares to net earnings of $121.4 million on revenues of $409.6 million for the first nine months of 2009.  Net income allocable to Common Units was $99.9 million ($5.40 per Common Unit) and $77.4 million ($4.18 per Common Unit) for the first nine months of 2010 and 2009, respectively.

Analysis of Results

Revenues for the 2010 third quarter totaled $136.0 million, compared to revenues of $101.5 million for the 2009 third quarter.  This increase was due to higher ammonia and urea ammonium nitrate (UAN) selling prices and higher ammonia sales volume, offset partially by lower UAN sales volume.

From the 2009 to the 2010 third quarter, TNCLP’s:

•                  Ammonia and UAN selling prices increased by 47 and 33 percent, respectively.

•                  Ammonia sales volume increased by 50 percent and UAN sales volume decreased by 6 percent.

•                  Realized natural gas unit costs increased by 22 percent.

Cash Distribution

TNCLP today reported that its Board of Directors has declared a cash distribution for the quarter ended September 30, 2010, of $1.40 per common limited partnership unit payable November 29, 2010, to holders of record as of November 15, 2010.

Cash distributions depend on TNCLP’s earnings, which can be affected by nitrogen fertilizer selling prices, natural gas costs, seasonal demand factors, production levels and weather, as well as cash requirements for working capital needs and capital expenditures. Cash distributions per limited partnership unit also vary based on increasing amounts allocable to the

General Partner when cumulative distributions exceed targeted levels. With this distribution, TNCLP cumulative distributions exceed targeted levels.

This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

About TNCLP

Terra Nitrogen Company, L.P. is a leading manufacturer of nitrogen fertilizer products.

TNCLP is the sole limited partner of Terra Nitrogen, Limited Partnership (TNLP), owner of the Verdigris, Oklahoma manufacturing facility and related assets.  Terra Nitrogen GP Inc., an indirect, wholly-owned subsidiary of CF Industries Holdings, Inc., is the General Partner of TNCLP and exercises full control over all of TNCLP’s business affairs.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate.  Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.  As a result, these statements speak only as of the date they were made and TNCLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  These risks, uncertainties and assumptions include, among others:

•                  the volatile cost of natural gas;

•                  the cyclical nature of our business;

•                  the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition in the consolidating markets in which we operate;

•                  conditions in the U.S. agricultural industry;

•                  weather conditions;

•                  our inability to predict seasonal demand for our products accurately;

•                  risks involving derivatives and the effectiveness of our risk measurement and hedging activities;

•                  risks related to TNCLP’s reliance on one production facility;

•                  reliance on third party transportation providers;

•                  potential liabilities and expenditures related to environmental and health and safety laws and regulations;

•                  future regulatory restrictions and requirements related to GHG emissions, climate change or other environmental requirements;

•                  acts of terrorism and regulations to combat terrorism;

•                  the fact that CF and its affiliates are engaged in fertilizer manufacturing;

•                  dependence on CF and its employees; and

•                  deterioration of global market and economic conditions.

Additional information as to these and other factors can be found in TNCLP’s 2009 Form 10-K and in TNCLP’s subsequent Quarterly Reports on Form 10-Q, in each case in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the notes to the consolidated financial statements.

# # #

Terra Nitrogen Company, L.P. news announcements are also available on CF Industries’ Web site, www.cfindustries.com.

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	September 30,	December 31,	September 30,
	2010	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$101.1	$24.8	$70.7
Due from affiliate	—	3.8	—
Accounts receivable, net	23.1	23.9	18.9
Inventories, net	23.4	29.5	21.6
Prepaid expenses and other current assets	0.8	5.4	5.1
Total current assets	148.4	87.4	116.3

Property, plant and equipment, net	83.2	79.1	77.2
Plant turnaround, net	14.0	8.4	7.6
Other assets	7.2	6.9	7.8
Total assets	$252.8	$181.8	$208.9
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$36.5	$23.4	$26.7
Due to affiliate	2.9	—	—
Customer prepayments	33.6	16.4	20.5
Other current liabilities	—	—	1.0
Total current liabilities	73.0	39.8	48.2
Noncurrent liabilities	0.4	0.7	0.6
Partners’ capital:
Limited partners’ interests, 18,501,576 Common Units authorized and outstanding	186.1	152.8	160.4
Limited partners’ interests, 184,072 Class B Common Units authorized and outstanding	0.3	(0.1)	0.1
General partners’ interest	(7.0)	(14.6)	(1.4)
Accumulated other comprehensive income	—	3.2	1.0
Total partners’ capital	179.4	141.3	160.1
Total liabilities and partners’ capital	$252.8	$181.8	$208.9

TERRA NITROGEN COMPANY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per unit amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Product revenues	$136.0	$101.4	$421.3	$409.1
Other income	—	0.1	0.4	0.5
Total revenues	136.0	101.5	421.7	409.6
Costs and expenses:
Cost of goods sold	96.8	79.7	273.5	274.7
Gross margin	39.2	21.8	148.2	134.9
Selling, general and adminstrative expenses	3.8	4.5	12.1	13.9
Earnings from operations	35.4	17.3	136.1	121.0
Interest expense (income) - net	(0.2)	—	(0.3)	0.4
Net earnings	$35.2	$17.3	$135.8	$121.4

Allocation of net earnings:
General Partner	$9.0	$5.2	$34.6	$42.8
Class B Common Units	0.3	0.2	1.3	1.2
Common Units	25.9	11.9	99.9	77.4
Net earnings	$35.2	$17.3	$135.8	$121.4

Net earnings per Common Unit	$1.40	$0.64	$5.40	$4.18

TERRA NITROGEN COMPANY, L.P.

Summarized operating information

	2010		2009
	Sales	Average	Sales	Average
Three months ended	Volumes	Unit Price	Volumes	Unit Price
September 30,	(000 tons)	($/ton)(2)	(000 tons)	($/ton)(2)
Ammonia	87	$366	58	$249
UAN(1)	485	$181	517	$136

	2010		2009
	Sales	Average	Sales	Average
Nine months ended	Volumes	Unit Price	Volumes	Unit Price
September 30,	(000 tons)	($/ton)(2)	(000 tons)	($/ton)(2)
Ammonia	240	$342	246	$394
UAN(1)	1,499	$193	1,295	$208

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Natural Gas Costs/MMBtu(3)	$4.29	$3.53	$4.67	$4.97

(1)	The nitrogen content of UAN is 32% by weight.
(2)	After deducting outbound freight costs.
(3)	Includes the cost of natural gas purchases and realized gains and losses on natural gas derivatives.